Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TM Entertainment and Media, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated June 7, 2007, on the financial statements of TM Entertainment and Media, Inc as of May 31, 2007 and for the period from May 1, 2007 (inception) to May 31, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 14, 2007